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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of ERP Operating Limited Partnership for the registration of $2,000,000,000 of debt securities and to the incorporation by reference therein of our report dated February 4, 2003, with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Chicago, Illinois June 3, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS